UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009 (March 17, 2009)

FREESCALE SEMICONDUCTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32241	20-0443182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Incremental Amendment to Senior Secured Credit Facility

The terms “Freescale,” “we,” “us,” “our,” “our company” and the “Company” refer to Freescale Semiconductor, Inc. and its consolidated subsidiaries. All capitalized terms not defined herein are defined in the Existing Credit Agreement or the Incremental Amendment (each as defined below).

As previously announced in Freescale’s press release of February 10, 2009, Freescale extended note invitations to eligible holders of its Senior Floating Rate Notes due 2014 (the “Senior Floating Rate Notes”), 8.875% Senior Fixed Rate Notes due 2014 (the “Senior Fixed Rate Notes”), 10.125% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”) and 9.125%/9.875% Senior PIK-Election Notes due 2014 (the “Senior Toggle Notes” and, together with the Senior Floating Rate Notes, the Senior Fixed Rate Notes and the Senior Subordinated Notes, the “existing notes”) to participate as a lender in its new incremental term loans under its senior secured credit facility. On March 17, 2009, Freescale completed the note invitations to eligible holders of its Senior Floating Rate Notes, Senior Fixed Rate Notes and Senior Subordinated Notes (the “Note Invitations”). As previously announced in Freescale’s press release of March 11, 2009, the termination date for the note invitation with respect to the Senior Toggle Notes has been extended to March 24, 2009.

In connection with the Note Invitations, on March 17, 2009, Freescale entered into an incremental amendment to its Existing Credit Agreement (defined below), dated March 17, 2009 (the “Incremental Amendment”), by and among Freescale Semiconductor, Inc., as Borrower (the “Borrower”), Freescale Semiconductor Holdings I, Ltd. (formerly known as Freescale Holdings (Bermuda) I, Ltd.) (“Holdings I”), Freescale Semiconductor Holdings II, Ltd. (formerly known as Freescale Holdings (Bermuda) II, Ltd.) (“Holdings II”), Freescale Semiconductor Holdings III, Ltd. (formerly known as Freescale Holdings (Bermuda) III, Ltd.) (“Holdings III”), Freescale Semiconductor Holdings IV, Ltd. (formerly known as Freescale Holdings (Bermuda) IV, Ltd.), (“Holdings IV”), Freescale Semiconductor Holdings V, Inc. (formerly known as Freescale Acquisition Holdings Corp.) (“Holdings V”), the New Term Lenders party thereto, certain direct or indirect subsidiaries of the Borrower that currently guarantee the obligations under the Existing Credit Agreement and Citibank, N.A. as the Administrative Agent, Collateral Agent and Incremental Collateral Agent. Pursuant to the Incremental Amendment, Freescale may incur new incremental term loans in an aggregate amount of up to $1,000,000,000, which loans will have a maturity date of December 15, 2014 (the “Incremental Term Loans”).

Based on the principal amount of Senior Floating Rate Notes, Senior Fixed Rate Notes and Senior Subordinated Notes validly delivered and accepted by the Company, the Company has incurred approximately $665 million principal amount of Incremental Term Loans under the Incremental Amendment. Subject to the closing of the Senior Toggle Note invitation, the Company would incur additional Incremental Term Loans under the Incremental Amendment, including new Incremental Term Loans payable as compensation.

The Incremental Term Loans are guaranteed by the Guarantors (defined below) under the Existing Credit Agreement and are secured by a security interest in substantially all of the collateral for the obligations of the Borrower and the Guarantors under the Existing Credit Agreement and related loan documents. The Incremental Term Loans bear interest at a rate per annum equal to 12.5% and a default rate of 14.5%, and interest on the Incremental Term Loans is payable quarterly in arrears. The Borrower is required to repay a portion of the outstanding Incremental Term Loan balance in quarterly installments in aggregate annual amounts equal to 1% of the initial outstanding balance (subject to reduction following prepayment of such

Incremental Term Loans as set forth in the Existing Credit Agreement), with the remaining balance due upon maturity. If any Incremental Term Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the U.S. Internal Revenue Code of 1986 (as amended from time to time, the “Code”) and a deduction for interest on such Incremental Term Loan would be deferred or disallowed under Section 163(e)(5) of the Code, at the end of the first accrual period ending after March 17, 2014, the Borrower shall be required to pay or purchase for cash the portion of the principal of such Incremental Term Loan then outstanding that must be paid or purchased to prevent such Incremental Term Loan from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, together with interest accrued thereon. The Incremental Term Loans will otherwise have the same terms and conditions as the Term Loans made pursuant to the Existing Credit Agreement, as described below, except as specifically provided in the Incremental Amendment.

Existing Credit Agreement

On December 1, 2006, the Borrower entered into a Credit Agreement by and among the Borrower, Holdings III, Holdings IV, Holdings V, the lenders party thereto and Citibank, N.A. as the Administrative Agent, Swing Line Lender and L/C Issuer (as amended by Amendment No. 1, dated February 14, 2007, the “Existing Credit Agreement”). The Existing Credit Agreement provides for (i) a seven-year, $3.5 billion term loan facility, and (ii) a six-year revolving credit facility with a committed capacity of $750 million, including letters of credit and swing line loan sub-facilities.

There are Term Loan prepayment requirements under the Existing Credit Agreement in certain circumstances and subject to certain exceptions. These potential prepayment requirements include (i) 50% of annual excess cash flow as defined in the Existing Credit Agreement, subject to an incremental, full step-down based upon attaining certain leverage ratios; (ii) 100% of net cash proceeds of all nonordinary course assets sales or other dispositions by Holdings III and its restricted subsidiaries if the net cash proceeds are not reinvested in the business; and (iii) 100% of the net proceeds of any issuance or incurrence of debt by Holdings III and any of its restricted subsidiaries, other than debt permitted under our Existing Credit Agreement. The foregoing mandatory prepayments will be applied to scheduled installments of the Term Loans in direct order of maturity.

Certain Covenants

The Existing Credit Agreement contains a number of negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the Borrower, Holdings III, Holdings IV, Holdings V, SigmaTel, LLC and their Restricted Subsidiaries, as defined in the Existing Credit Agreement, to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	engage in mergers or consolidations;

•	dispose of assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans or advances;

•	repay certain indebtedness;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend agreements governing certain indebtedness;

•	enter into agreements that restrict the ability of certain Restricted Subsidiaries to make loans or pay dividends to any Loan Party, as defined in the Existing Credit Agreement;

•	enter into agreement that restrict the ability of the Loan Parties to secure the obligations under the Existing Credit Agreement with liens on their assets;

•	change their lines of business or fiscal year; and

•	hold less than 100% of the equity of certain material domestic and foreign subsidiaries that guarantee the obligations under the Existing Credit Agreement.

The Existing Credit Agreement also contains certain customary affirmative covenants and events of default.

Guarantees and Security

The obligations under the Existing Credit Agreement are unconditionally guaranteed by Holdings I, Holdings II, Holdings III, Holdings IV, Holdings V, SigmaTel, LLC, and, subject to certain exceptions, each of Freescale’s material domestic wholly owned Restricted Subsidiaries, as defined in the Existing Credit Agreement (together with SigmaTel, LLC, collectively, the “Domestic Subsidiary Guarantors”, and together with Holdings I, Holdings II, Holdings III, Holdings IV and Holdings V, collectively, the “Guarantors”). As of December 31, 2008, Freescale had no material domestic wholly owned Restricted Subsidiaries. All obligations under the Existing Credit Agreement, and the guarantees of those obligations, are secured by substantially of all the following assets of the Borrower, Holdings III, Holdings IV, Holdings V and the Domestic Subsidiary Guarantors, subject to certain exceptions: (i) a pledge of 100% of the capital stock of each of Holdings IV, Holdings V (other than capital stock of Holdings V held by Freescale Holdings L.P.), the Borrower (other than certain capital stock of the Borrower held by employees of Freescale Semiconducteurs France SAS and Freescale Semiconductors Centre de Recherche Crolles SAS), SigmaTel, LLC and, subject to certain exceptions, each of Freescale’s material domestic wholly owned Restricted Subsidiaries, and 65% of the voting stock (and 100% of the non-voting stock) of each material foreign subsidiary that is wholly and directly owned by Holdings V, Freescale or any Domestic Subsidiary Guarantor, and 100% of the capital stock of each material foreign subsidiary of Holdings III that is not directly or indirectly owned by Holdings V; and (ii) a security interest in, and mortgages on, substantially all tangible and intangible assets of each of Holdings III, Holdings IV, Holdings V, the Borrower and each Domestic Subsidiary Guarantor. In addition, in the event that Freescale (i) forms Foreign Acquisition Co., as defined in the Existing Credit Agreement, (ii) transfers foreign subsidiaries to Foreign Acquisition Co. or (iii) transfers assets to Foreign Acquisition Co. or to such foreign subsidiaries thereof, it will be required to pledge 100% of the voting stock of those wholly owned foreign subsidiaries so transferred or formed, and such foreign subsidiaries would be required to guarantee Freescale’s obligations under the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Incremental Amendment, dated as of March 17, 2009, by and among Freescale Semiconductor, Inc., as Borrower, Freescale Semiconductor Holdings V, Inc., Freescale Semiconductor Holdings I, Ltd, Freescale Semiconductor Holdings II, Ltd, Freescale Semiconductor Holdings IV, Ltd, Freescale Semiconductor Holdings III, Ltd, each of the subsidiary guarantors party thereto, the New Term Lenders (as defined therein) and Citibank, N.A., as Administrative Agent, Collateral Agent and Incremental Collateral Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: March 17, 2009

Exhibit Index

Exhibit Number	Description
10.1	Incremental Amendment, dated as of March 17, 2009, by and among Freescale Semiconductor, Inc., as Borrower, Freescale Semiconductor Holdings V, Inc., Freescale Semiconductor Holdings I, Ltd, Freescale Semiconductor Holdings II, Ltd, Freescale Semiconductor Holdings IV, Ltd, Freescale Semiconductor Holdings III, Ltd, each of the subsidiary guarantors party thereto, the New Term Lenders (as defined therein) and Citibank, N.A., as Administrative Agent, Collateral Agent and Incremental Collateral Agent